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                                EXHIBIT 10.16
                                                                          CHEMED

                             SPLIT DOLLAR AGREEMENT

                 This Agreement, made on June 1, 1995, by and between Chemed Corporation ("the Corporation"), a Delaware corporation with offices at 2600 Chemed Center, 255 E. Fifth Street, Cincinnati, Ohio 45202 and
_________________ (the "Employee"), who is an employee of the Corporation.

                 1.  PREMISES

                             1.1 The Employee is a valuable employee of the Corporation. He/she wishes to provide adequate protection for his/her family by insuring his/her life. The Corporation will assist the Employee in providing this insurance coverage by payment of part of the premiums under a split dollar arrangement, whereby the Employee will be the owner of a life insurance policy which will be collaterally assigned to the Corporation as security for amounts the Corporation will contribute for the premium payments.

                 2.  APPLICATION FOR INSURANCE

                             2.1 The Employee has applied to Phoenix Home Life Mutual Insurance Company for an Executive Equity Life Insurance Plan on the life of the Employee for $_______ ("Policy").

                 3.  POLICY OWNERSHIP

                             3.1 The Employee shall own the Policy and may exercise all rights of ownership with respect to
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                 it, subject only to the security interest of the Corporation as expressed in this Agreement and the collateral assignment of the Policy to the Corporation.

          4.  PAYMENT OF PREMIUMS

                 4.1 On or before the due date of each annual premium on the Policy, the Corporation will pay to Phoenix Home Life Mutual Insurance Company an amount equal to the greater of 80 percent of the annual premium or the annual premium less the economic benefit cost received by the Employee (as measured by the Phoenix Home Life term insurance rates) for the portion of the insurance which the beneficiary or beneficiaries named by the Employee or their transferee would be entitled to receive if the Employee died during the policy year for which the annual premium is paid.

                 4.2 On or before the due date of each annual premium on the Policy, the Corporation will pay to Phoenix Home Life Mutual Insurance Company, on behalf of the Employee, the remainder of the annual premium. This payment will constitute compensation to the Employee in the form of a bonus and will be considered paid by the





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                             Employee for purposes of the Assignment (as
                             defined in Article 5).

                             4.3 These premium advances by the Corporation shall apply specifically to annual premiums due under the Policy up to the Employee's age of 65. However, additional premium advances may be made by mutual agreement of the parties.

                 5.  ASSIGNMENT OF POLICY

                             5.1 The Employee shall collaterally assign the Policy to the Corporation so as to reflect the respective interests of the parties under this Agreement, said collateral assignment ("Assignment") having been executed by the parties on the date of this Split Dollar Agreement, and thus made a part of such Policy and this Agreement.

                 6.  USE OF DIVIDENDS

                             6.1 The dividends declared by Phoenix Home Life Mutual Insurance Company on the Policy will be used to purchase Option Term with the balance used to purchase paid-up insurance.

                             6.2 The dividend option which is specified in paragraph 6.1 of this Article will not be terminated or changed without a conforming amendment to this Agreement and unless such change is done in accordance with the provisions





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                             of Part D "Joint Rights" section of the
                             Assignment.

                 7.  SURRENDER OF POLICY

                             7.1  The Employee shall have the sole and
                             exclusive right to surrender the Policy.

                             7.2 If the Policy is surrendered, the Employee shall direct the insurance company in writing to draw a check payable to the Corporation in an amount equal to the "Assignee's Cash Value
                             Rights", as defined within the provisions of Part A "Definitions" section of the Assignment.

                             7.3 If there is a delay in the surrender of the Policy by either party to this Agreement, and if such delay results in diminished policy values being available to either party, neither party to this Agreement shall hold the insurance company liable for such diminution in Policy values.

                 8.  DEATH CLAIMS

                             8.1  Upon the death of the Employee, the
                             Corporation shall have an interest in the proceeds of the Policy equal to the "Assignee's Death Benefit Share", as defined within the provisions of Part A "Definitions" section of the Assignment. The balance of proceeds remaining shall be paid directly by the





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                             insurance company to the beneficiary or
                             beneficiaries designated in the Policy.

                 9.  TERMINATION OF AGREEMENT

                             9.1 This Agreement shall terminate upon surrender of the Policy by the Employee or upon thirty (30) days' written notice of termination given by either party to the other by registered mail at the party's last known address.

                             9.2 Prior to termination of this Agreement, the Employee shall direct the insurance company in writing to draw a check payable to the Corporation for an amount equal to the "Assignee's Cash Value Interest", as defined within the provisions of Part A "Definitions" section of the Assignment. Upon receipt of this amount, the Corporation shall release the security interest of the Corporation expressed in this Agreement and the Assignment.

               10.  SPECIAL PROVISIONS

                             The following provisions are part of this Plan and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

                                  10.01  -    The named fiduciary:  The
                                              Secretary of the Company

                                  10.02  -    The funding policy under this
                                              Plan is that all premiums on the
                                              Policy





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                                              be remitted to the Insurer when
                                              due.

                                  10.03  -    Direct payment by the
                                              Insurer is the basis of payment
                                              of benefits under this Plan, with
                                              those benefits in turn being based
                                              on the payment of premiums as
                                              provided in the Plan.

                                  10.04  -    For claims procedure purposes,
                                              the "Claims Manager" shall be the
                                              Secretary of the Company.

                                              (a) If for any reason a claim
                                                  for benefits under this Plan
                                                  is denied by the Company, the
                                                  Claims Manager shall deliver
                                                  to the claimant a written
                                                  explanation setting forth
                                                  the specific reasons for the
                                                  denial, pertinent references
                                                  to the Plan section on which
                                                  the denial is based, such
                                                  other data as may be
                                                  pertinent and information on
                                                  the procedures to be followed
                                                  by the claimant in obtaining
                                                  a review of his claim, all





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                                        written in a manner calculated to be
                                        understood by the claimant. For this
                                        purpose:

                                        (1)  The claimant's claim shall be
                                             deemed filed when presented
                                             orally or in writing to the Claims
                                             Manager.

                                        (2)   The Claims Manager's explanation
                                              shall be in writing delivered to
                                              the claimant within 90 days of
                                              the date the claim is filed.

                              (b)      The claimant shall have 60 days
                                       following his/her receipt of the
                                       denial of the claim to file with the
                                       Claims Manager a written request for
                                       review of the denial.  For such review,
                                       the claimant or his/her representative
                                       may submit pertinent documents and
                                       written issues and comments.

                              (c)      The Claims Manager shall decide the
                                       issue on review and





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                                        furnish the claimant with a copy within
                                        60 days of receipt of the
                                        claimant's request for review of
                                        his/her claim.  The decision on review
                                        shall be in writing and shall include
                                        specific reasons for the decision
                                        written in a manner calculated to be
                                        understood by the claimant, as well as
                                        specific references to the pertinent
                                        Plan provisions on which the decision
                                        is based. If a copy of the decision is
                                        not so furnished to the claimant within
                                        such 60 days, the claims shall be
                                        deemed denied on review.

               11.  AMENDMENT AND BINDING EFFECT

                             11.1 This embodies all agreements by the parties made with respect to the Policy. The Agreement shall not be modified or amended except by a writing signed by the parties. The Agreement shall be binding upon the parties, their heirs, legal representatives, successors and assigns.





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               12.  GOVERNING LAW

                        12.1 This Agreement shall be subject to and shall be construed under the laws of the State of Ohio.

                Executed by the parties at Cincinnati, Ohio, as of June 1, 1995.

                             CHEMED CORPORATION


________________________     By:  __________________________
Witness                            Signature, Corporate Title


________________________     By:  ___________________________
Witness                            Employee/Insured





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                           SCHEDULE TO EXHIBIT 10.16


Name                                 Position                                     Policy Face Amount
----                                 --------                                     ------------------
Kevin J. McNamara                    President                                         $1,968,000

James H. Devlin                      Vice President                                     1,489,390

Timothy S. O'Toole                   Executive Vice President                           1,200,000
                                     and Treasurer

Sandra E. Laney                      Senior Vice President and                          1,184,000
                                     and Chief Administrative
                                     Officer

Thomas C. Hutton                     Vice President                                     1,033,900

Arthur V. Tucker                     Vice President and                                   689,500
                                     Controller





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